June 13, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Bluerock Total Income+ Real Estate Fund

File no. 811-22710

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of Bluerock Total Income+ Real Estate Fund, dated June 13, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP